Exhibit 99.1
Inspirato Reports Fourth Quarter Profitability and
Positive Cash Flow from Operations
2025 plan targets full-year profitability through improved gross margins and operational efficiencies
DENVER, February 24, 2025 – Inspirato Incorporated (“Inspirato” or the “Company”) (NASDAQ: ISPO), the premier luxury vacation club, today announced its 2024 fourth quarter and full year financial and operating results. The Company closed the fourth quarter with profitability and positive cash flow from operations, reinforcing its momentum heading into 2025, where it plans to achieve full-year profitability by strengthening gross margins and optimizing operational efficiencies.

2024 Highlights:
•Fourth quarter Net Loss of $2.3 million, representing an 86% year-over-year improvement
•Fourth quarter Adjusted EBITDA income of $1.9 million, a $7.3 million year-over-year improvement
•Fourth quarter net cash from operating activities of $6.9 million, an improvement of $12.9 million as compared to the fourth quarter of 2023
•2024 Adjusted EBITDA loss of $6.5 million and total revenue of $279.9 million, both in line with previous guidance
•Optimized portfolio while adding 14 new luxury residences
•Delivered industry-leading Net Promoter Score of 70

2025 Guidance:
•Anticipated Adjusted EBITDA of $0 to $5 million, a year-over-year improvement driven by an expected 300 basis point improvement in gross margins and other operational efficiencies
•Full year expected revenue of $235 to $255 million, in-line with annualized fourth quarter 2024 revenue
•Cash operating expenses between $80 and $90 million, a 15% year-over-year improvement

Management Commentary
Chairman and Chief Executive Officer, Payam Zamani, commented, “I'm incredibly proud of how we closed out 2024 and the strong position we've built as we enter 2025. The fourth quarter brought several key achievements, including profitability and positive free cash flow, and our opportunities ahead remain vast. This year, we are deepening our investments in our homes, technology, and sales organization, all with the goal of building a financially strong enterprise while elevating the Inspirato brand and enhancing the member experience. We anticipate achieving full-year profitability and strengthening our foundation for sustainable growth in 2026 and beyond.”
2024 Fourth Quarter and Full Year Financial Results and Operational Metrics
Fourth quarter and full year 2024 revenue was $63.1 million and $279.9 million, respectively, and comprised of $38.2 million and $178.7 million, respectively, of travel and rewards revenue and $24.9 million and $101.2 million, respectively, of subscription revenue. Total revenue decreased by 11% and 15% from the comparable fourth quarter and full year 2023 periods, respectively, due to decreases of 22% and 26%, respectively, in subscription revenue primarily associated with the planned decrease in number of Inspirato Pass members. Meanwhile, travel and rewards revenue decreased by approximately 2% and 7% on a fourth quarter and full year basis, respectively, as an increase in Experience and Bespoke revenue, as well as paid residence ADRs, partially offset the decrease in paid residence nights associated with fewer members.

Fourth quarter and full year 2024 gross margins of $21.9 million, or 35% of total revenue, and $119.2 million, or 43% of total revenue, respectively, improved from $12.8 million, or 18% of total revenue, and $54.3 million, or 17% of total revenue, respectively, in the comparable 2023 periods. Gross margin in the fourth quarter and full year of 2024 reflect improvements over the comparable 2023 periods on an absolute and percent basis due to portfolio optimization efforts leading to decreased lease expenses as well as the impacts from the 2023 asset impairments and the 2024 gain on a lease termination.
Fourth quarter and full year net losses of $2.3 million and $8.8 million, respectively, compared to net losses of $15.9 million and $93.9 million, respectively, in the comparable 2023 periods. The improvement in net loss between all periods is primarily associated with the 2023 asset impairments and a 2024 gain on lease termination.
Fourth quarter Adjusted EBITDA, a non-GAAP measure defined below, of $1.9 million compared to an Adjusted EBITDA loss of $5.4 million in the comparable 2023 period. Full year 2024 Adjusted EBITDA loss of $6.5 million compared to Adjusted EBITDA loss of $29.3 million in the comparable 2023 period. Adjusted EBITDA improvements in each time period were due to improved gross margins and reduced operating expenses.
The following table provides the components of gross margin for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31,				Year Ended December 31,
(in millions other than percentages)	2024	2023	% Change		2024	2023	% Change
Travel revenue	$34.7	$38.1	(8.8)%		$165.8	$190.3	(12.8)%
Subscription revenue	24.9	31.7	(21.6)%		101.2	137.6	(26.5)%
Rewards and other revenue	3.5	0.9	290.6%		12.9	1.2	951.7%
Total revenue	63.1	70.7	(10.7)%		279.9	329.1	(15.0)%
Cost of revenue	41.2	51.4	(19.9)%		190.5	233.9	(18.6)%
Asset impairments and (gain) on lease termination	—	6.5	n/m		(29.9)	40.8	n/m
Gross margin	$21.9	$12.8	71.3%		$119.2	$54.3	119.5%
Gross margin (%)	35%	18%	17	pp	43%	17%	26	pp

n/m = not meaningful
pp = percentage points

The following table provides a breakdown of Nights Delivered, Occupancy and ADR for the years ended December 31, 2024, 2023 and 2022:

	Three Months Ended December 31,			Year ended December 31,
	2024	2023	2022	2024	2023	2022
Residences
Paid Nights Delivered	12,200	14,100	14,500	58,400	61,400	67,800
Total Nights Delivered	17,300	24,400	27,700	87,800	111,600	114,900
Occupancy	65%	65%	73%	71%	72%	81%
ADR	$1,828	$1,687	$1,923	$1,721	$1,825	$1,825

Hotels
Paid Nights Delivered (1)	7,400	9,600	10,400	32,700	41,900	38,900
Total Nights Delivered (1)	10,900	16,200	19,500	53,000	73,400	72,700
Occupancy (2)	79%	70%	70%	76%	72%	79%
ADR (1)	$1,135	$925	$970	$1,083	$935	$970

Total
Paid Nights Delivered (1)	19,700	23,700	24,900	91,100	103,300	106,600
Total Nights Delivered (1)	28,200	40,600	47,200	140,800	185,000	187,600
Occupancy (2)	67%	67%	72%	72%	72%	80%
ADR (1)	$1,475	$1,464	$1,513	$1,494	$1,464	$1,513
(1) Includes net-rate hotel nights.
(2) Excludes net-rate hotel nights as we purchase individual nights but do not have a total number of nights obligation.

Reconciliation of Non- GAAP Financial Measures
In addition to Inspirato’s results determined in accordance with GAAP, Inspirato uses Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of its overall assessment of performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its Board concerning our business and financial performance. Inspirato believes that these non-GAAP financial measures provide useful information to investors about its business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by its management in their financial and operational decision making. Inspirato is presenting these non-GAAP financial measures to assist investors in seeing its business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.
There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in Inspirato’s financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.
Inspirato provides a reconciliation of Adjusted EBITDA, Adjusted EBTIDA Margin and Free Cash Flow to their respective related GAAP financial measures. Inspirato encourages investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that Inspirato defines as net loss and comprehensive loss less interest, net, income tax expense, depreciation and amortization, equity‑based compensation, fair value gains and losses on financial instruments, asset impairments and (gain) on lease termination, restructuring charges and other non-recurring professional fees. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of total revenue for the same period.

The above items are excluded from Inspirato’s Adjusted EBITDA measure because management believes that these costs and expenses are not indicative of core operating performance and do not reflect the underlying economics of Inspirato’s business.
Free Cash Flow. Inspirato defines Free Cash Flow as net cash used in operating activities less purchases of property and equipment and development of internal-use software. Inspirato believes that Free Cash Flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations, after purchases of property and equipment and development of internal-use software, that can be used for strategic initiatives, if any.
See below for reconciliations of non-GAAP financial measures.
Key Business and Other Operating Metrics
Inspirato uses a number of operating and financial metrics, including the following key business metrics, to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and business plans, and make strategic decisions. Inspirato regularly reviews and may adjust processes for calculating its internal metrics to improve their accuracy.
Active Subscriptions. Inspirato uses Active Subscriptions to assess the adoption of its subscription offerings, which is a key factor in assessing penetration of the market in which it operates and a key driver of revenue. Inspirato defines Active Subscriptions as subscriptions as of the measurement date that are paid in full, as well as those for which Inspirato expects payment for renewal.
Average Daily Rates (“ADR”) and Total Occupancy. Inspirato defines ADR as the total paid travel revenue, divided by total paid nights, which includes Inspirato for Good (“IFG”) and Inspirato for Business (“IFB”), in both leased residences or hotel rooms and suites. ADR does not include Pass nights utilized. Occupancy is defined as all paid, Pass, IFG, IFB, employee and complimentary nights in all at-risk properties divided by the total number of at-risk nights available. Net-rate hotel partners are excluded from Hotel Occupancy as these are dependent on the hotel having capacity for Inspirato requests.

Inspirato Incorporated
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$63,114	$70,710	$279,855	$329,100
Cost of revenue	41,183	51,444	190,528	233,942
(Gain) on lease termination and loss on asset impairments	—	6,496	(29,895)	40,844
Gross margin	21,931	12,770	119,222	54,314
General and administrative	10,778	15,879	59,216	72,117
Sales and marketing	5,666	8,496	30,373	32,884
Operations	5,146	3,518	22,204	28,125
Technology and development	1,353	1,965	7,397	11,330
Depreciation and amortization	1,012	781	4,036	3,773
Interest, net	465	(71)	1,615	1,133
(Gain) loss on fair value instruments	92	(1,825)	(3,583)	(2,368)
Restructuring charges	(567)	—	6,418	—
Other (income) expense, net	24	76	(245)	457
Loss and comprehensive loss before income taxes	(2,038)	(16,049)	(8,209)	(93,138)
Income tax expense	244	(188)	595	721
Net loss and comprehensive loss	(2,282)	(15,861)	(8,804)	(93,859)
Net loss and comprehensive loss attributable to noncontrolling interests	—	7,076	3,410	42,104
Net loss and comprehensive loss attributable to Inspirato Incorporated	$(2,282)	$(8,785)	$(5,394)	$(51,755)

Loss Attributable to Inspirato Incorporated per Class A Share
Basic and diluted weighted average Class A shares outstanding	10,796	3,500	5,925	3,380
Basic and diluted net loss attributable to Inspirato Incorporated per Class A share	$(0.21)	$(2.51)	$(0.91)	$(15.31)

Inspirato Incorporated
Consolidated Balance Sheets
(in thousands, except par value)

	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$21,845	$36,566
Restricted cash	13,160	5,700
Accounts receivable, net	3,767	3,306
Accounts receivable, net – related parties	883	842
Prepaid member travel	13,663	20,547
Prepaid expenses	3,116	6,135
Other current assets	1,949	1,744
Total current assets	58,383	74,840
Property and equipment, net	14,079	19,504
Goodwill	21,233	21,233
Right-of-use assets	175,228	209,702
Other noncurrent assets	4,962	5,448
Total assets	$273,885	$330,727

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$23,021	$22,748
Deferred revenue	135,347	160,493
Lease liabilities	53,488	61,953
Total current liabilities	211,856	245,194
Deferred revenue, noncurrent	36,147	17,026
Lease liabilities, noncurrent	130,239	196,875
Convertible note	22,336	23,854
Other noncurrent liabilities	3,159	2,476
Total liabilities	403,737	485,425

Equity (Deficit)
Class A common stock, par value $0.0001 per share, 50,000 shares authorized, 11,763 and 3,537 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	1	7
Class B common stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of December 31, 2024 and December 31, 2023	—	—
Class V common stock, $0.0001 par value, 25,000 shares authorized, 0 and 2,907 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	—	6
Preferred stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of December 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	161,323	255,527
Accumulated deficit	(291,176)	(285,782)
Total deficit excluding noncontrolling interest	(129,852)	(30,242)
Noncontrolling interests	—	(124,456)
Total deficit	(129,852)	(154,698)
Total liabilities and deficit	$273,885	$330,727

Inspirato Incorporated
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(8,804)	$(93,859)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,277	10,553
Note financing costs included in interest expense, net	—	1,859
Loss on disposal of fixed assets	447	685
(Gain) loss on fair value instruments	(3,583)	(2,368)
Paid-in-kind interest	2,103	—
(Gain) on lease termination and loss on asset impairments	(29,895)	40,844
Equity‑based compensation	18,443	13,652
Settlement of Related Party Payable with Class A Shares	600	—
Amortization of right-of-use assets	55,371	87,623
Changes in operating assets and liabilities:
Accounts receivable, net	(461)	(370)
Accounts receivable, net – related parties	(41)	(179)
Prepaid member travel	6,884	432
Prepaid expenses	3,019	1,421
Other assets	(618)	(1,955)
Accounts payable and accrued liabilities	(6,307)	(6,123)
Deferred revenue	(6,025)	(13,614)
Lease liabilities	(58,911)	(89,775)
Other liabilities	731	(219)
Net cash used in operating activities	(15,770)	(51,393)

Cash flows from investing activities:
Development of internal-use software	(542)	(5,819)
Purchase of property and equipment	(5,469)	(6,305)
Net cash used in investing activities	(6,011)	(12,124)

Cash flows from financing activities:
Repayments of debt	—	—
Proceeds from debt	—	25,000
Payments of financing costs	(446)	(1,859)
Proceeds from purchases of shares from employee stock purchase plan	165	—
Proceeds from reverse recapitalization	—	—
Payments of reverse recapitalization costs	—	—
Proceeds from issuance of Class A common stock	15,500	105
Payments of employee taxes for share based awards	(699)	(178)
Proceeds from option exercises	—	776
Distributions	—	—
Net cash provided by financing activities	14,520	23,844

Net decrease in cash, cash equivalents and restricted cash	(7,261)	(39,673)
Cash, cash equivalents and restricted cash – beginning of year	42,266	81,939
Cash, cash equivalents and restricted cash – end of year	$35,005	$42,266

Reconciliation of Net Income (Loss) to Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
(in thousands other than percentages)	2024	2023	2024	2023
Net loss and comprehensive loss	$(2,282)	$(15,861)	$(8,804)	$(93,859)
Interest, net	465	(71)	1,615	1,133
Income tax expense	244	(188)	595	721
Depreciation and amortization (1)	2,765	3,507	11,277	10,553
Equity-based compensation (2)	1,219	2,578	14,048	13,652
Loss (gain) on fair value instruments	92	(1,825)	(3,583)	(2,368)
Restructuring charges	(567)	—	6,418	—
Other non-recurring professional fees (3)	—	—	1,828	—
Asset impairments and (gain) on lease termination	—	6,496	(29,895)	40,844
Adjusted EBITDA	$1,936	$(5,364)	$(6,501)	$(29,324)
Adjusted EBITDA Margin (4)	3.1%	(7.6)%	(2.3)%	(8.9)%
(1) Depreciation and amortization is included within cost of revenue, general and administrative and depreciation and amortization within the Consolidated Statements of Operations and Comprehensive Loss.
(2) Excludes equity‑based compensation included in restructuring charges.
(3) Included in general and administrative on the Consolidated Statements of Operations and Comprehensive Loss.
(4) We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

Reconciliation of Free Cash Flow
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$6,943	$(5,988)	$(15,770)	$(51,393)
Development of internal-use software	(14)	105	(542)	(5,819)
Purchase of property and equipment	(1,164)	(1,498)	(5,469)	(6,305)
Free Cash Flow	$5,765	$(7,381)	$(21,781)	$(63,517)

2024 Fourth Quarter Earnings Call and Webcast
The Company invites you to join Chairman and CEO Payam Zamani and CFO Michael Arthur for a conference call on Tuesday, February 25, 2025 to discuss its 2024 fourth quarter operating and financial results.
To listen to the audio webcast and Q&A, please visit the Inspirato Investor Relations website at investor.inspirato.com. An audio replay of the webcast will be available on the Inspirato Investor Relations website shortly after the call.
Conference Call and Webcast:
Date/Time: Tuesday, February 25, 2025 at 9am MST
Webcast: https://edge.media-server.com/mmc/p/i92vdm7n

About Inspirato
Inspirato (NASDAQ: ISPO) is a premier luxury vacation club that provides exclusive access to a portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty, and value that discerning customers demand. The Inspirato portfolio includes exclusive luxury vacation homes, accommodations at five-star hotel and resort partners, and custom travel experiences. For more information, visit www.inspirato.com and follow @inspirato on Instagram, Facebook, X, and LinkedIn.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s hopes, beliefs, intentions or strategies regarding the future or our future events or our future financial or operating performance. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would”, “guidance” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release may include, for example, statements about: future financial performance and future business, strategic and operational initiatives and results. These forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those expressed in or implied by the forward-looking statements. These risks and uncertainties may relate to, among other things:
•Our partnership with Capital One Services, LLC (“Capital One”);
•Our ability to service our outstanding indebtedness and satisfy related covenants;
•The impact of changes to our executive management team;
•Our ability to comply with the continued listing standards of Nasdaq and the continued listing of our securities on Nasdaq;
•Changes in our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;
•The implementation, market acceptance and success of our business model, growth strategy and new products;
•Our expectations and forecasts with respect to the size and growth of the travel and hospitality industry;
•The ability of our services to meet members’ needs;
•Our ability to compete with others in the luxury travel and hospitality industry;
•Our ability to attract and retain qualified employees and management;
•Our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our destination or other product offerings and gain market acceptance of our services, including in new geographic areas;
•Our ability to develop and maintain our brand and reputation;
•Developments and projections relating to our competitors and our industry;
•The impact of natural disasters, acts of war, terrorism, widespread global pandemics or illness on our business and the actions we may take in response to them;
•Expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”);
•Our future capital requirements and sources and uses of cash;
•The impact of our reductions in workforce on our expenses;
•The impact of market conditions on our financial condition and operations, including fluctuations in interest rates and inflation;
•Our ability to obtain funding for our operations and future growth;

•Our ability to generate positive cash flow from operations, achieve profitability, and obtain additional financing or access the capital markets to manage our liquidity;
•The impact on our liquidity of the obligations in our contractual agreements, including covenants therein;
•The impact of the One Planet Group LLC investment agreement and financing; and
•Our business, expansion plans and opportunities and other strategic alternatives that we may consider, including, but not limited to, mergers, acquisitions, investments, divestitures, and joint ventures.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this press release. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. Actual results are subject to numerous risks and uncertainties, including those related to the factors described above and as detailed in Part I, Item 1A of our most recent Annual Report on Form 10-K (“Form 10-K”) filed with the Securities and Exchange Commission (“SEC”), those discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of our Form 10-K and those discussed in other documents we file with the SEC.
Should one or more of the risks or uncertainties described herein or in any other documents we file with the SEC occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
Investors should consider the risks and uncertainties described herein and should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Contacts:

Investor Relations:	Media Relations:
ir@inspirato.com	communications@inspirato.com